UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2009

Vu1 CORPORATION

(Exact Name of Registrant as specified in its charter)

 California
(State or other jurisdiction of incorporation)

000-21864	84-0672714
(Commissioner File Number)	(IRS Employer Identification No.)

557 Roy Street Suite 125 Seattle, WA 98109
(Address of principal executive offices)

(888) 985-8881
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 29, 2009 Full Spectrum Capital LLC (“Full Spectrum”) made additional cash advances to Vu1 Corporation in the aggregate amount of $266,705.  The total principal amount is $278,707 which includes $12,002 of prepaid interest pursuant to their Amended and Restated Secured Convertible Grid Promissory Note (the “Promissory Note”) dated November 19, 2009.  This amount is currently convertible at $0.40 per share into 676,767 shares of common stock.  In connection with the loan advance from Full Spectrum, we issued to Full Spectrum a three-year warrant to purchase 348,343 shares of Vu1 common stock at an exercise price of $0.75 per share.  As previously reported on our Form 10-Q for the quarterly period ended September 30, 2009 dated November 23, 2009 (the “September 10-Q”), Vu1 Corporation entered a Security Agreement and Promissory Note with Full Spectrum and SAM Special Opportunity Fund L.P. (“SAM”) providing for debt financing to Vu1.  Full Spectrum and SAM are not obligated to make any additional advances to Vu1 and there are no assurances that Vu1 will receive any additional amounts under the Notes.

A summary of the Notes to Full Spectrum and SAM as of December 29, 2009 follows:

	Advances	Total Principal	Conversion Shares	Warrants
Full Spectrum	1,634,497	1,708,049	4,270,126	2,135,062
SAM	1,161,250	1,229,181	3,072,954	1,536,476
	2,795,747	2,937,230	7,343,080	3,671,538

Vu1’s obligations under the Notes are secured by a first priority security interest in all of Vu1’s assets, pursuant to the Security Agreement.

Full Spectrum is a recently formed LLC that is managed by R. Gale Sellers, an executive officer and director of Vu1.  The material terms of the Promissory Notes and Security Agreement are contained in Item 5 of the September 10-Q.  Copies of the Secured Promissory Notes and Security Agreement are included as Exhibit 10.1, 10.2 and Exhibit 10.3 to the September 10-Q and all such exhibits are incorporated herein by reference.  Readers are encouraged to review the September 10-Q and exhibits in their entirety.

Item 5.02        Compensatory Arrangements of Certain Officers

On December 30, 2009, our Board of Directors granted stock options under the 2007 Stock Incentive Plan to its Chief Marketing Officer, Vice President of Manufacturing and certain Board members.    The stock option grants are detailed below:

Recipient	Title	# of shares underlying options

Duncan Troy	Director	50,000
Mark Weber	Director	75,000
Charles Hunt	Director	50,000
T. Ron Davis	Chief Marketing Officer	100,000
Philip J. Styles	Vice President of Manufacturing and Director of Sendio	100,000

In addition, on December 30, 2009 the Board awarded compensation to our Chief Executive Officer, R. Gale Sellers, in the amount of $140,000 for his service as Chief Executive Officer during 2009.  No compensation had previously been paid to Mr. Sellers in 2009 for his service in this role.  Mr. Sellers elected to receive options to purchase 107,692 shares of common stock in lieu of cash for $70,000.  Payment of the remaining $70,000 will be deferred until sufficient funding is available.

Also on December 30, 2009 our Chief Technology Officer, Richard Herring elected to receive options to purchase 42,308 shares of common stock in lieu of certain unpaid consulting fees totaling $27,500.

All options described above have an exercise price of $0.65 per share, representing the closing market price of our common stock as of that date, vest immediately and expire 10 years from the date of grant, unless earlier exercised or terminated by their terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vu1 Corporation

Date: January 6, 2010	By:	/s/ Matthew DeVries
Matthew DeVries Chief Financial Officer